UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2015 (March 26, 2015)
Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska	0-33501	92-0175752
________________________ (State or other jurisdiction	_____________ (Commission	_________________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3111 C Street, Anchorage, Alaska		99503
___________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	907-562-0062
Not Applicable
___________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On March 26, 2015, Joseph M. Schierhorn was appointed as President of Northrim Bank (the “Bank”), a wholly-owned subsidiary of Northrim BanCorp, Inc. (the “Company”). Mr. Schierhorn will continue to serve as an Executive Vice President and the Chief Operating Officer of both the Company and the Bank.

Mr. Schierhorn, age 57, joined the Bank in 1990 as Vice President and Commercial Loan Officer and was appointed Senior Vice President, Commercial Loan and Compliance Manager in 2000. In 2001 he was named an executive officer as Senior Vice President, Chief Financial Officer and Compliance Manager of the Company and the Bank.  Mr. Schierhorn was named Executive Vice President, Chief Financial Officer in 2005 and Corporate Secretary in 2013.  In 2013, Mr. Schierhorn was appointed Chief Operating Officer of the Company and the Bank while continuing to serve as the Executive Vice President, Chief Financial Officer, and Corporate Secretary of the Company and the Bank. Mr. Schierhorn served as Chief Financial Officer until May 2014. Mr. Schierhorn earned his Juris Doctorate and Masters in Management in 1985 and is a certified public accountant and member of the Alaska Bar Association.

Mr. Schierhorn has no family relationships with any current director, director nominee, or executive officer of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Mr. Schierhorn has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Schierhorn was not appointed as the President of the Bank pursuant to any arrangement or understanding with any other person.

The terms of Mr. Schierhorn’s amended employment agreement with the Company and the Bank are discussed under Item 5.02(e) of this current report on Form 8-K and incorporated into this Item 5.02(c) by reference.

(b) In connection with Mr. Schierhorn’s appointment and effective March 26, 2015, Joseph M. Beedle will no longer serve as the President of the Bank.  Mr. Beedle will continue to serve as the President and Chief Executive Officer of the Company and the Chief Executive Officer of the Bank.

A copy of the press release issued by the Company on March 30, 2015 announcing Mr. Schierhorn’s appointment and the change in Mr. Beedle’s title is attached as Exhibit 99.1 to this current report on Form 8-K.

(e) On March 26, 2015, the Compensation Committee of the Board of Directors of the Company and the Bank (collectively the “Employer”) deemed it appropriate that the Employer and each of the following named executive officers of the Employer, Joseph M. Schierhorn, Executive Vice President, Chief Operating Officer of the Company and President of the Bank, Joseph M. Beedle, President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank, and Latosha M. Frye, Executive Vice President and Chief Financial Officer of the Company and the Bank, enter into an amended employment agreement under which the provisions and terms remain, essentially, the same as their respective employment agreements that were in effect at January 1, 2015, except for certain changes to the employment agreements with Messrs. Schierhorn, Beedle, and Ms. Frye discussed below.

The terms of the Mr. Schierhorn’s amended employment agreement provide for a change in Mr. Schierhorn’s title to Executive Vice President, Chief Operating Officer of the Company and President of the Bank, as well as, an adjustment in Mr. Schierhorn’s base salary to $285,000. Mr. Beedle’s amended employment agreement provide for a change in Mr. Beedle’s removing the title as President of the Bank with no adjustment to his base salary. The terms of Ms. Frye’s amended employment agreement provide for a change in Ms. Frye’s title to Executive Vice President, Chief Financial Officer of the Employer as well as, an adjustment in Ms. Frye’s base salary to $160,000.

Copies of the amended employment agreements in their entirety for Messrs. Schierhorn and Beedle and Ms. Frye will be filed as exhibits to the Company’s next quarterly filing on Form 10-Q.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements – not applicable
(b) Proforma financial information – not applicable
(c) Shell company transactions - not applicable.
(d)

EXHIBIT	DESCRITPION
99.1	Press Release dated March 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

March 31, 2015	By:	/s/ Latosha M. Frye
Name: Latosha M. Frye
Title: EVP, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 30, 2015.